INDEPENDENT AUDITORS' CONSENT


Capitol Federal Savings and Loan Association
Topeka, Kansas

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 for Capitol Federal Financial and in Amendment No. 2 to the Forms MHC-1 and MHC-2 for Capitol Federal Savings and Loan Association, of our report of Capitol Federal Savings and Loan Association dated November 17, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading of "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Kansas City, Missouri
February 9, 1999